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                                                                   Exhibit 10.17


                            ROCK OF AGES CORPORATION
                          SALARY CONTINUATION AGREEMENT


         AGREEMENT entered into this 3rd day of January, 1996, and effective January 1, 1996, by and among ROCK OF AGES CORPORATION, a Vermont corporation having its principal place of business at Main Street, Graniteville, Barre, Vermont 05654 (hereinafter referred to as the "Company") and ROCK OF AGES QUARRIES, INC., a Vermont corporation having its principal place of business at Main Street, Graniteville, Barre, Vermont 05654 (hereinafter referred to as "ROAQ") and MELVIN FRIBERG residing at 58 Wildersburg Common, Barre, VT 05641 (hereinafter referred to as the "Employee").


                                   WITNESSETH:


         WHEREAS, the Employee is employed by the Company and by reason thereof has acquired experience and knowledge of considerable value to the Company; and

         WHEREAS, Employee requires additional inducement to agree to the non-competition and related provisions of the Employment Agreement (the "Employment Agreement") that he is concurrently entering into with Company, and such inducement is intended to be provided hereby; and

         WHEREAS, the benefits provided herein are offered to Employee in replacement of the benefits to have been provided to Employee under a certain Deferred Compensation Agreement, effective as of December 1, 1994, (the "AFCO Agreement") between Employee and Anderson-Friberg Company, Inc. ("AFCO") and by ROAQ as successor in interest of AFCO under the AFCO Agreement; and

         WHEREAS, the Company and the Employee wish to enter into this Salary Continuation Agreement ("Agreement"), intended to offer an inducement to the Employee to remain in the employ of the Company by compensating the Employee beyond his regular salary for services which the Employee will hereafter render;

         NOW, THEREFORE, in consideration of the foregoing, the Company and the Employee do hereby mutually agree as follows:

         1.       Benefits.

                  (a) Salary on Retirement. Upon termination of the Employment Agreement; for any reason other than death ("Retirement"), then beginning in the first month after Retirement the Company will pay to the Employee a yearly benefit of Fifty Thousand and 00/100 Dollars ($50,000) in equal monthly installments. Such monthly benefit shall be payable in the form of an annuity for a period of twenty (20) years from the date of the Employee's Retirement. If the Employee dies before the



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         end of the twenty (20) year period, the benefit shall continue to be payable for the balance of the twenty (20) year period to the Employee's spouse or other beneficiary as discussed in and designated pursuant to Section 2 (discussing the payment of benefits upon the Employee's death before Retirement).

                  (b) Other Benefits on Retirement. Beginning in the month of his Retirement, the Company will: (i) grant the Employee the use of a company car of a quality comparable to the car used by the Employee during his active employment for so long as the Employee retains a valid Vermont driver's license from a state of the United States and/or until his death, and (ii) pay the Employee's health insurance premium until his death for a Medicare supplement policy which will, when combined with the Employee's Medicare benefits, afford the Employee health insurance coverage substantially similar to the coverage afforded the Employee in the last year of his active employment by the Company.

         2.       Death Benefits.

                  (a) Benefits. If the Employee dies while employed by the Company or an affiliate thereof, the Employee's beneficiary or beneficiaries shall receive the Fifty Thousand and 00/100 Dollar per year benefit payable in equal monthly installments for a period of twenty (20) years from the date of the Employee's death. If the Employee was married at the time of his death, such monthly benefit shall be paid to the surviving spouse in the form of a one hundred percent (100%) survivor annuity for the twenty (20) years. If the Employee was unmarried at the time of death, monthly payments shall be made to the beneficiary or beneficiaries designated in accordance with
         Section 2(b).

                  (b) Designation of Beneficiary. The Employee may by written notice to the Company designate one or more beneficiaries (including a trust or trusts) to receive any non-spousal payments due under paragraph (a) above, and the proportionate share to be paid to each beneficiary if more than one is designated. The Employee may also designate contingent beneficiaries to receive benefits should the Employee outlive the primary beneficiaries. If the Employee has designated more than one beneficiary, the benefits will be divided among the beneficiaries in any proportion designated by the Employee, and equally if no proportions have been designated. If more than one primary beneficiary has been designated and a primary beneficiary dies before all benefits are paid, benefits will thereafter be divided and paid equally among any surviving primary beneficiaries unless the Employee otherwise designates. If all primary beneficiaries have died before all benefits are paid, the same will thereafter be divided and paid equally among any surviving contingent beneficiaries unless the Employee otherwise designates. If no beneficiaries are designated or if none of the beneficiaries designated survives the Employee, then benefits will be paid to the Employee's spouse (unless divorce or separation proceedings are then in progress), or if none, to his descendants, or if none, to his parents, or if none, to his estate.

         3. Insurance. If the Company or any affiliate thereof shall acquire an insurance policy or any other asset in connection with its liabilities hereunder, it is expressly understood and agreed that neither the Employee nor any beneficiary thereof shall have any right with respect to, or claim against, such policy or other asset, except as expressly provided by the


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terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of the Employee or his or her beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Company or any affiliate thereof hereunder, except as may be expressly provided by the terms of such policy or title to such other asset, which shall otherwise be and remain general, unpledged, unrestricted assets of the owner thereof. Any rights accruing to the Employee or any other person hereunder are solely those of any unsecured general creditor of the Company.

         4. Interpretation; Termination of AFCO Agreement. The Employee's Employment Agreement with the Company permits the termination of the Employee's services at will. For all purposes of this Agreement the Employee will be deemed to have been employed by the Company for at least one year during which the Employee will be deemed to have received all compensation and benefits under the Employment Agreement as provided therein, provided that such assumption shall not effect a delay in the commencement of benefits under this Agreement. The Employee, the Company and ROAQ hereby agree that the AFCO Agreement is hereby terminated and replace hereby.

         5. Administration. The Company shall be the Administrator and Named Fiduciary hereunder. The Company may delegate its responsibilities by written agreement with the person or persons to whom such responsibilities are so delegated. The Company is hereby designated as the agent for service of legal process.

         6. Claims Procedure. The Employee or his beneficiaries hereunder shall make a claim for benefits and have such claim reviewed under the following procedure:


                  (a) The claimant shall make a claim for benefits by filing a written request with the Administrator upon a form to be furnished by him for such purpose. Any claimant shall submit to the Administrator a death certificate or such other documents as may be required by the Company or its insurers to verify the claim prior to payment. Any failure to comply with this requirement within a reasonable time may, within the discretion of the Board of Directors of the Company, terminate such claimant's right to benefits hereunder.

                  (b) If a claim is wholly or partially denied, the Administrator shall furnish the claimant with written notice of the denial within ninety (90) days of the date the original claim was filed. This notice of denial shall provide (1) the reason for the denial, (2) specific reference to the pertinent provisions hereof on which the denial is based, (3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (4) an explanation of the claim procedure hereunder.

                  (c) The claimant shall have sixty (60) days from receipt of the denial notice in which to make written application for review by the Administrator. The claimant may request that the review be in the nature of a hearing. The claimant shall have the right (1) to representation, (2) to review pertinent documents, and (3) to submit comments in writing.



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                  (d) The Administrator shall issue a decision on such review within sixty (60) days (one hundred twenty (120) days, if a hearing is requested and held) after receipt of an application for review as provided in paragraph (c).

         7.       General Provisions.

                  (a) The Board of Directors and officers of the Company, ROAQ and Swenson do not in any way guarantee to Employee or his beneficiaries the payment to Employee or his beneficiaries of any benefit or amount which may become due in accordance with the terms hereof.

                  (b) This agreement shall not be considered a guarantee of employment for any period of time whatsoever, and does not insure the Employee's retention as an employee of the Company or of his continued participation herein.

                  (c) All section headings herein are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions set forth.

                  (d) The benefits provided hereunder shall be in addition to the Employee's salary as determined by the Board of Directors of the Company, and shall not affect the right of the Employee to participate in any current or future retirement or other employee benefit plan sponsored by the Company or in any supplemental compensation arrangement which constitutes a part of the Company's regular compensation structure.

                  (e) Neither the Employee nor any beneficiary thereof shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non- assignable and non-transferable; and in the event of any attempted assignment or transfer the Company shall have no further liability hereunder.

                  (f) The terms, provisions and conditions hereof shall be binding upon and inure to the benefit of the Company and its assigns, successors and the Employee and his or her beneficiaries, administrators and executors.

                  (g) If any provision hereof is held invalid or unenforceable, the other provisions will not be affected, and this Agreement will be construed and enforced as if the invalid or unenforceable provision had not been included.

                  (h) This Agreement shall be construed, administered and enforced according to the laws of the United States of America and the State of Vermont.

                  (i) Nothing in this section is intended or is to be construed as requiring the Company to accelerate the payment dates or increase the installment payment amounts of any benefits payable under this Agreement.

         8. ROAQ as a Party. ROAQ hereby agrees to joint and several liability with Company for all of Company's agreements, covenants, duties and undertakings under this


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Agreement and Employee agrees that ROAQ has all of Company's rights under this agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first written above.

                                    ROCK OF AGES CORPORATION



 /s/ Melvin Friberg                 By:  /s/ Kurt M. Swenson
------------------------                 --------------------------------------
MELVIN FRIBERG, Employee                 Kurt M. Swenson, Chairman of the Board
                                         and Chief Executive Officer

                                    ROCK OF AGES QUARRIES, INC.


                                    By   /s/ Kurt M. Swenson
                                         --------------------------------------
                                         Kurt M. Swenson, Chairman of the Board
                                         and Chief Executive Officer





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                            ROCK OF AGES CORPORATION
                          SALARY CONTINUATION AGREEMENT

                           Designation of Beneficiary



         I hereby designate the following to receive any and all amounts which may become payable after my death to any beneficiary other than my surviving spouse under the Rock of Ages Corporation Salary Continuation Agreement, superseding any prior designations.


        Primary Beneficiary                                   Relationship                         Share (%)
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
        ----------------------------------                    -------------------------            --------------------

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        Contingent Beneficiary                                Relationship                         Share (%)
        ----------------------                                ------------                         ---------

        ----------------------------------                    -------------------------            --------------------

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





Date:                  , 19
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                                               Employee Signature